EXHIBIT 10.7

LONG TERM CARE OPERATIONS 360, INC.

SUBSCRIPTION AGREEMENT

Long Term Care Operations 360, Inc.

5522 New Peachtree Rd., Suite 122

Chamblee, GA 30341

RE: Long Term Care Operations 360, Inc. Common Stock

Ladies and Gentlemen:

The undersigned investor in this Subscription Agreement hereby acknowledges receipt of the Prospectus, dated __________________, 2022, of Long Term Care Operations 360, Inc., a Nevada corporation (the “Company”), and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus.

The Investor agrees that this Subscription Agreement is subject to availability and acceptance by the Company.

The Investor hereby subscribes for ____________ shares of the Company’s common stock (“Common Stock”) at $1.00 per share, for an aggregate purchase price of $____________.

Payment of $____________ as payment in full of the purchase price is being made via check directly to the Company.

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned within three business days of the Company’s receipt of such funds, without interest or deduction of any kind.

Purchaser Information:

Printed Name:	____________________________

Signature:	____________________________

Date:	____________________________

Address:	____________________________

____________________________

____________________________

The foregoing Subscription is hereby accepted in full on behalf of Long Term Care Operations 360, Inc.

Date: ___________________

LONG TERM CARE OPERATIONS 360, INC.:

By:
Name:	Sameer Shah
Title:	President & CEO